SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 14, 2010

T-3 ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19580	76-0697390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7135 Ardmore
Houston, Texas 77054
(Address of principal executive offices) (zip code)
(713) 996-4110
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.07. Submission of Matters to a Vote of Security Holders
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Amended and Restated Stock Incentive Plan
     T-3 Energy Services, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) at the Company’s headquarters on Monday, June 14, 2010. At the Annual Meeting, the stockholders of the Company voted to approve and adopt the amendment and restatement of the 2002 Stock Incentive Plan (the “Restated 2002 Plan”), which, among other things, increases the number of common shares of common stock authorized for issuance thereunder from 2,623,000 to 3,573,000.
     In addition to increasing the share limit, the Restated 2002 Plan also increases the number of shares of common stock that may be issued upon the exercise of options that are intended to be incentive stock options under Section 422 of the Tax Code from 1,000,000 to 3,573,000. Finally, the Restated 2002 Plan provides that stock options and stock appreciation rights granted on and after June 14, 2010 may have a term of no longer than seven years.
     The foregoing description is a brief summary of the amendments approved in the Restated 2002 Plan and does not purport to be a complete statement of the parties’ rights and obligations under the Restated 2002 Plan. The foregoing description is qualified in its entirety by reference to the full text of the Restated 2002 Plan, which is filed hereto as Exhibit 10.1 and is incorporated by reference herein.
Appointment of Chief Accounting Officer
     On June 14, 2010, the Board of Directors of the Company appointed Jason P. Clark, the current Corporate Controller, to serve as Chief Accounting Officer effective as of June 14, 2010. Mr. Clark has served as the Company’s Corporate Controller since May 2005 and will retain that role. From 2002 until 2005, Mr. Clark served as the Western Division Controller for the Company. Prior to joining the Company, Mr. Clark worked at Arthur Andersen from 1995 until June 2002. Mr. Clark holds a Bachelors and a Masters of Professional Accountancy degree from the University of Texas at Austin.
     Mr. Clark received a grant on June 14, 2010 of 2,000 shares of restricted stock and options to purchase 5,000 shares of common stock at an exercise price of $31.21 per share (the closing price of the Company’s common stock on June 14, 2010). The restricted shares vest in three equal installments on June 14, 2012, June 14, 2013 and June 14, 2014. The stock options vest in three equal installments on June 14, 2011, June 14, 2012 and June 14, 2013.
     Mr. Clark is eligible to participate in the Company’s long-term compensation plans and health and welfare plans on the same terms offered to all plan participants.
Grants of Equity Awards
     Further on June 14, 2010, the Compensation Committee made the following grants of equity awards:
•	2,500 shares of restricted stock to each of the Company’s independent directors (Robert L. Ayers, Thomas R. Bates, Jr., Lisa W. Rodriguez and James M. Tidwell). These restricted shares will vest on June 14, 2011.

•	10,000 shares of restricted stock and options to purchase 20,000 shares of common stock at an exercise price of $31.21 per share to Steven W. Krablin, the Company’s President, Chief Executive Officer and Chairman of the Board of Directors. The restricted shares vest in three equal installments on June 14, 2012, June 14, 2013 and June 14, 2014. The stock options vest in three equal installments on June 14, 2011, June 14, 2012 and June 14, 2013.
•	5,000 shares of restricted stock and options to purchase 10,000 shares of common stock at an exercise price of $31.21 per share to each of James M. Mitchell, the Company’s Senior Vice President and Chief Financial Officer and Keith A. Klopfenstein, the Company’s Senior Vice President—Pressure Control Group. The restricted shares vest in three equal installments on June 14, 2012, June 14, 2013 and June 14, 2014. The stock options vest in three equal installments on June 14, 2011, June 14, 2012 and June 14, 2013.
Item 5.07. Submission of Matters to a Vote of Security Holders.
     The Annual Meeting was held to (i) elect one member to Class III of the Board of Directors, (ii) to vote on a proposal to amend and restate the Company’s 2002 Stock Incentive Plan to, among other things, increase the number of shares of common stock authorized for issuance thereunder from 2,623,000 to 3,573,000, and (iii) to ratify the selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2010.
     At the Annual Meeting, Lisa W. Rodriguez. was re-elected as a Class III director with a term to expire at the 2013 Annual Meeting. The proposal to amend and restate the Company’s 2002 Stock Incentive Plan was approved by the stockholders. The proposal to ratify the selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2010 was ratified. The detailed results are presented below:
     Proposal One — Election of Class III Director

	Number of Votes	Number of Votes
	Voted For	Withheld
Lisa W. Rodriguez	11,158,567	61,689
     Proposal Two — Amendment and Restatement of the 2002 Stock Incentive Plan to Increase the Number of Shares Available Thereunder

Number of Votes	Number of Votes Voted		Number of Broker
Voted For	Against	Number of Votes Abstaining	Non-Votes
8,609,914	2,608,863	1,479	1,254,872
     Proposal Three — Proposal to ratify the selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2010

Number of Votes	Number of Votes Voted
Voted For	Against	Number of Votes Abstaining
12,093,341	359,999	21,788
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
     Exhibit 10.1 Amended and Restated 2002 Stock Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-3 ENERGY SERVICES, INC.
Date: June 16, 2010	By:	/s/ James M. Mitchell
James M. Mitchell
Chief Financial Officer and Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated 2002 Stock Incentive Plan

5